We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ARM Financial Group, Inc. Amended and Restated Stock Option Plan and the ARM Financial Group, Inc. 1997 Equity Incentive Plan of our reports dated February 12, 1997, with respect to the consolidated financial statements and financial statement schedules of ARM Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP


Dated:  September 26, 1997